EXHIBIT 99


                         FORM 4 JOINT FILER INFORMATION


Name:  Dane Andreeff
Address: c/o Andreeff Equity Advisors, L.L.C., 450 Laurel Street Suite 2105, Baton Rouge, LA 70801
Designated Filer:  Maple Leaf Offshore, Ltd.
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  May 31, 2007



Signature:  /s/ Dane Andreeff
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